UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 17, 2014)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street, Pittsburgh, PA	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On December 17, 2014, the Board of Directors of F.N.B. Corporation (the “Corporation”) voted unanimously to increase the size of the Board from fifteen to seventeen directors and to elect Robert A. Hormell and Heidi Nicholas as new members of the Board. Mr. Hormell and Ms. Nicholas both previously served as directors of the Corporation’s wholly-owned and principal subsidiary, First National Bank of Pennsylvania (the “Bank”) for several years (six years in the case of Mr. Hormell and three years in the case of Ms. Nicholas), and were elected to the Board of the Corporation in connection with the Corporation’s initiative to streamline and further strengthen the governance and oversight processes of the Corporation and the Bank by, among other things, combining their boards. Simultaneously with their election to the Board of the Corporation, Mr. Hormell and Ms. Nicholas were re-elected to the board of directors of the Bank. Mr. Hormell’s and Ms. Nicholas’ terms as directors of the Corporation and the Bank will commence on January 1, 2015. They have not yet been named to serve on any committees of the Board of the Corporation.

There are no arrangements or understandings between Mr. Hormell or Ms. Nicholas and any other person, pursuant to which Mr. Hormell or Ms. Nicholas was elected as a director. There are no relationships or transactions involving Mr. Hormell or Ms. Nicholas and the Corporation which would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hormell and Ms. Nicholas will receive compensation as non-employee directors in accordance with the Corporation’s non-employee director compensation practices and plans described in the Corporation’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 2, 2014. In general, non-employee directors receive an annual retainer fee and stock awards and employee directors receive stock awards in their capacity as employees of the Corporation, but not a Board retainer fee.

A copy of the Corporation’s press release announcing the election of Mr. Hormell and Ms. Nicholas to its Board of Directors is attached to this report as Exhibit 99.1.

(e) Amendment of Compensatory Contract

On December 17, 2014, the Corporation and John C. Williams, Jr., President of the Bank, entered into an amendment to a certain restricted stock agreement dated March 20, 2013 (the “Agreement”) providing for a service-based restricted stock award to Mr. Williams under the F.N.B. Corporation 2007 Incentive Compensation Plan. The Agreement provides that the restricted stock award granted under the Agreement will vest on January 16, 2016, provided Mr. Williams remains continuously employed by the Corporation or one of its affiliates. The purpose of the amendment was to correct a scrivener’s error and clarify the terms on which accelerated vesting would occur on the employee’s “Normal Retirement.” As so amended, the Agreement states that upon the employee’s Normal Retirement in a calendar year other than the calendar year in which the award was made to the employee, the award will immediately vest.

The foregoing discussion is qualified by reference to the Amendment to F.N.B. Corporation Restricted Stock Agreement dated March 20, 2013 (Pursuant to 2007 Incentive Compensation Plan), between F.N.B. Corporation and John C. Williams, Jr., dated as of December 17, 2014, filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Bylaws

On December 17, 2014, the Board of Directors of the Corporation approved the amended and restated Bylaws of F.N.B. Corporation, effective immediately, in connection with the Corporation’s initiative to streamline and further strengthen the governance and oversight processes of the Corporation and the Bank by, among other things, combining their boards, and to update the Bylaws to reflect current corporate governance practices, such as implementation of a majority voting standard in uncontested elections of directors. A summary of the changes is provided below.

Changes to Article I (Shareholders):

Sections 1.02 and 1.03 were amended to reflect provisions of the federal securities laws and the Florida Business Corporation Act that permit two or more shareholders residing at the same address to receive a single copy of proxy materials.

Section 1.08 was amended to provide that in an uncontested election, directors shall be elected by a majority of votes cast, and that an incumbent director who fails to be re-elected and for which no successor director has been elected, shall be required to resign from the Board. The bylaws previously provided that directors were to be elected by plurality vote.

Section 1.11 was amended to make changes to the procedure that shareholders must follow in order to submit a proposal or nomination at an annual or special meeting, and to request additional information from those shareholders, including information on hedging, derivative or other similar transactions with respect to the Corporation’s securities. New paragraphs (d) and (e) were added to this bylaw to confirm that the Board is authorized to determine if a nomination or other business has been properly brought before a meeting of shareholders, and to provide a definition of the term “public announcement.”

Changes to Article II (Board of Directors):

Section 2.06 was amended to state the time of effectiveness for director resignations given pursuant to Section 1.08.

Section 2.08, which concerns the right of shareholders to remove the directors, was added to reflect an existing provision in the articles of incorporation of the Corporation.

Section 2.09 was amended to clarify that notices of Board meetings shall be given by the officers named therein instead of the person calling the meeting.

Section 2.13 was amended to reflect the addition of a Risk Committee of the Board; to permit joint action by committees of the respective boards of directors of the Corporation and the Bank; and to provide that the Chairman of the Board, in collaboration with the Chief Executive Officer, will make recommendations to the Board as to the appointment and/or membership of directors to the committees of the Board.

Changes to Article III (Officers):

Section 3.02 was amended to specify that the duties of the Chief Executive Officer, if he or she is a director, shall include presiding over meetings of the Board when the Chairman is absent.

Section 3.03 was amended to remove from the duties of the President the obligation to preside over meetings of the Board in the event both the Chairman and Chief Executive Officer are absent.

Section 3.10 was amended to specify that Board action shall be required to terminate or remove the Chief Executive Officer, President and Chief Auditor of the Corporation, and to provide that the Chief Executive Officer shall have the power to terminate or remove any executive officer (except to the extent that power is reserved to the Board). This bylaw previously reserved the power to terminate the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer to the Board.

Changes to Article IV (Notices; Computing Time Periods):

Section 5.01 was amended to reflect provisions of the federal securities laws and the Florida Business Corporation Act that permit electronic delivery of proxy materials.

Changes to Article VI (Miscellaneous):

Section 6.02 was amended to confirm the power of the officers of the Corporation to attest, certify or memorialize any Board resolution or incumbency certificate.

Section 6.04 was amended to reflect the change in the location of the principal office of the Corporation from Hermitage, Pennsylvania to Pittsburgh, Pennsylvania.

Changes to Article VII (Indemnification):

Section 7.01 was amended to provide that directors and officers who serve in connection with the Corporation’s, its subsidiaries’ or its affiliates’ employee benefit and retirement plans also shall be entitled to mandatory indemnification.

Section 7.02, regarding the standard of conduct applicable to indemnitees, was amended to clarify an indemnitee shall be deemed to have met the applicable standard of conduct if he or she has relied upon information or records given or reports made by an investment banker, financial adviser or consultant.

Section 7.05 was amended to confirm that the Corporation may purchase and maintain insurance on behalf of any director, office or employee who is providing service to the Corporation’s, its subsidiaries’ or its affiliates’ employee benefit or retirement plans.

Section 7.06 was amended to change the definition of the term “Corporation” for purposes of Article VII.

Changes to Article IX (Emergency Bylaws):

Section 9.03 was amended to provide that, during an emergency, if there are not enough directors present to constitute a quorum for a meeting of the Board, only the Corporation’s Chief Executive Officer, President, Chief Financial Officer and Corporate Controller may be deemed substitute directors for purposes of forming a quorum. This bylaw previously permitted a larger group of officers to be deemed substitute directors.

In addition to the changes summarized above, other minor technical, wording and typographical changes were made throughout the Bylaws for consistency and clarity.

The foregoing summary of the amendments is qualified in its entirety by reference to the Bylaws of F.N.B. Corporation, as amended and restated on December 17, 2014, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	Amendment to Code of Conduct

On December 17, 2014, the Board of Directors of the Corporation approved an amendment to the Code of Conduct applicable to directors, officers and employees of the Corporation and its subsidiaries. As amended, the Code of Conduct includes a new section titled “Service on Boards of Competitive Enterprises” which provides that nominees for election to the Board shall not have certain proscribed relationships with financial services companies that are deemed to be a competitive enterprise, as defined by the Code of Conduct; and, if elected, shall resign from the Board if he or she enters into any such relationship with a competitive enterprise during his or her term as a director.

The foregoing summary of the amendment is qualified in its entirety by reference to the Code of Conduct, as amended on December 17, 2014, which is attached hereto as Exhibit 14.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Bylaws of F.N.B. Corporation, as amended and restated on December 17, 2014

10.1	Amendment to F.N.B. Corporation Restricted Stock Agreement dated March 20, 2013 (Pursuant to 2007 Incentive Compensation Plan), between F.N.B. Corporation and John C. Williams, Jr., dated as of December 17, 2014

14.1	Code of Conduct, as amended on December 17, 2014

99.1	Press release, dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie
Chief Legal Officer

Date: December 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of F.N.B. Corporation, as amended and restated on December 17, 2014

10.1	Amendment to F.N.B. Corporation Restricted Stock Agreement dated March 20, 2013 (Pursuant to 2007 Incentive Compensation Plan), between F.N.B. Corporation and John C. Williams, Jr., dated as of December 17, 2014

14.1	Code of Conduct, as amended on December 17, 2014

99.1	Press release, dated December 22, 2014